EXHIBIT 99.1

3560 Bassett Street, Santa Clara CA 95054

Charles Eddy	Dan Matsui/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(408) 986-9888	(310) 208-2550

INTEVAC REPORTS
FOURTH-QUARTER, TWELVE-MONTH FINANCIAL RESULTS FOR 2004
Revenues Increase 92% for Year

Santa Clara, Calif.—Feb. 9, 2005—Intevac, Inc. (Company) (Nasdaq: IVAC) reported financial results for the fourth quarter and twelve months ended December 31, 2004.

Total revenues for the quarter were $10.3 million, compared to $12.1 million in the fourth quarter of 2003. Equipment revenues, which included one 200 Lean system, were $8.3 million, versus $9.0 million in the fourth quarter last year. The decrease resulted from lower sales of spares and upgrades. Imaging revenues were $2.0 million, down from $3.1 million in the previous year, due to lower revenues from research and development contracts.

Net loss for the quarter was $3.2 million, or $0.16 per diluted share on 20.1 million weighted-average shares outstanding, compared to a net loss of $601,000, or $0.04 per diluted share on 15.2 million weighted-average shares, in the fourth quarter of 2003. The increase in net loss was primarily attributable to lower gross margins in the Equipment and Imaging business and lower net revenues in the Equipment business. Equipment margins were lowered by the 200 Lean system recognized for revenue, which was manufactured during the second quarter of 2004 when 200 Lean costs were high. Imaging margins were reduced by a cost-sharing program related to development of military head mounted night vision cameras. The number of shares outstanding rose primarily as a result of conversion of the Company’s 6 1/2% convertible notes dues 2009 in November 2003 and the Company’s secondary offering in February 2004.

Total revenues for the year were $69.6 million, up from $36.3 million in 2003. Equipment revenues were $60.5 million, compared to $26.7 million in the prior-year period. The increase was attributable primarily to higher sales of disk sputtering systems and components in 2004, which were partially offset by a reduction in sales from flat panel display manufacturing equipment. Imaging revenues were $9.1 million, down from $9.5 million in the prior-year period.

Net loss for the twelve months of 2004 narrowed to $4.3 million, or $0.22 per diluted share on 19.7 million weighted-average shares outstanding, from net losses of $12.3 million, or $0.95 per diluted share on 12.9 million weighted-average shares, for the same period in 2003. The improvement was primarily due to the large increase in equipment sales with only a slight increase in operating expenses. Also contributing was a reduction of interest expense due to conversion of the Company’s 6 1/2% convertible notes.

Order backlog totaled $10.5 million on December 31, 2004, compared to $16.2 million on September 25, 2004, and $43.3 million on December 31, 2003. Year-end backlog does not include orders for three 200 Lean systems received early in 2005.

Intevac Chief Executive Kevin Fairbairn commented: “In 2002 we laid out the roadmap for Intevac’s transition into a growing and profitable company. Based on this roadmap, in 2003 we began designing market-leading products that address large markets. In 2004 we began to reap the benefits of this strategy.

“In Equipment, we began deploying our new 200 Lean disk sputtering system,” Fairbairn continued. “The 200 Lean was key to enabling a 92% increase in our 2004 revenues and a significant narrowing of our consolidated net loss.

“In Imaging, we achieved a critical design win for our low light imaging technology on a major military head mounted display program for a NATO ally,” added Fairbairn. “The NATO program should provide us with a production base for our sensors and cameras and put us in a stronger position to compete for the U.S. military’s head mounted night vision business.”

Conference Call Information

The Company will discuss its financial results in a conference call February 9, 2005, at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (800) 291-8929 prior to the start time. For international callers, the dial-in number is (706) 634-0478. You may also listen live via the Internet at the Company’s website, www.Intevac.com, under the Investors link, or at www.FullDisclosure.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning at 3:30 p.m. PDT on February 9. You may access the playback by calling (800) 642-1687 or, for international callers (706) 645-9291, and providing conference ID 3553874.

About Intevac

Intevac is the world’s leading supplier of disk sputtering equipment for the thin-film disk industry and a provider of leading edge extreme low light imaging sensors, cameras and systems. For more information please visit our website at www.intevac.com.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,“ “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, our ability to design market-leading products that address large markets and our ability to use our head mounted night-vision program for a NATO ally to build a production base for sensors and to enhance our ability to compete for US military head mounted night-vision business. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, failure to identify markets into which we can sell significant volumes of products, failure to develop products that address our target markets, failure to establish cost-effective sensor manufacturing and failure to achieve sales of our head mounted night-vision products to the US Military and other customers. Any of these risks could have a material impact on our business, our financial results and our stock price. These risks and other factors are detailed in the Company’s regular filings with the U.S. Securities and Exchange Commission.

[Financial tables on following pages]

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	3 months ended		12 months ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)
Net revenues
Equipment	$8,298	$8,972	$60,490	$26,748
Imaging	1,967	3,104	9,125	9,546

Total net revenues	10,265	12,076	69,615	36,294

Gross profit	2,025	4,671	15,856	9,830
Gross margin
Equipment	25.4%	40.2%	24.8%	27.5%
Imaging	(4.2%)	34.3%	9.2%	25.9%

Consolidated	19.7%	38.7%	22.8%	27.1%

Operating expenses
Research and development	2,608	3,121	11,580	12,037
Selling, general and administrative	2,816	2,161	9,525	8,448

Total operating expenses	5,424	5,282	21,105	20,485

Operating income/(loss)
Equipment	(1,500)	133	(377)	(3,993)
Imaging	(1,500)	(222)	(4,114)	(4,155)
Corporate	(399)	(522)	(758)	(2,507)

Total operating income/(loss)	(3,399)	(611)	(5,249)	(10,655)

Other income/(expense)

Gain from sale of RTP product line	—	287	—	287
Other	252	(239)	1,015	(1,897)

Profit/(loss) before provision for income taxes	(3,147)	(563)	(4,234)	(12,265)
Provision for/(benefit from) income taxes	7	38	110	38

Net income/(loss)	($3,154)	($601)	($4,344)	($12,303)

Income/(loss) per share
Basic	($0.16)	($0.04)	($0.22)	($0.95)
Diluted[a]	($0.16)	($0.04)	($0.22)	($0.95)
Weighted average common shares
Basic	20,145	15,174	19,749	12,948
Diluted[a]	20,145	15,174	19,749	12,948

a Diluted earnings per share exclude “as converted” treatment of our 6 1/2% Convertible Subordinated Notes Due 2004 through the period ending March 27, 2004 and our 6 1/2% Convertible Subordinated Notes Due 2009 through the period ending December 31, 2003, and the effect of outstanding stock options when these potentially dilutive securities are anti-dilutive to earnings per share.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	Dec. 31,	Dec. 31,
	2004	2003
ASSETS

Current assets
Cash, cash equivalents and short term investments	$42,034	$19,507
Accounts receivable, net	4,775	14,016
Inventories — stores and production	9,120	7,677
Inventories — pending acceptance at customer site	6,255	5,431
Prepaid expenses and other current assets	956	1,113

Total current assets	63,140	47,744

Property, plant and equipment, net	5,996	5,796
Long term investments	8,052	—
Investment in 601 California Ave LLC	2,431	2,431
Other	3	4

Total assets	$79,622	$55,975

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Convertible notes	$—	$1,025
Accounts payable	1,647	3,396
Accrued payroll and related liabilities	1,617	1,610
Other accrued liabilities	3,150	2,643
Customer advances	3,833	16,432

Total current liabilities	10,247	25,106

Shareholders’ equity
Common stock	94,802	51,982
Accumulated other comprehensive income	253	223
Retained earnings (deficit)	(25,680)	(21,336)

Total shareholders’ equity	69,375	30,869

Total liabilities and shareholders’ equity	$79,622	$55,975

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